 Exhibit 99.1

FOR IMMEDIATE RELEASE
August 6, 2020

Peter Poli
Chief Financial Officer 877-260-2010
peter.poli@trackgrp.com

Track Group Reports 3rd Quarter Fiscal 2020 Financial Results

Total Revenue down 5%, Monitoring Revenue up 5%, Operating Income improves 59%, Adjusted EBITDA up 17%, Net Income Turnaround

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its third quarter ended June 30, 2020 (the “Q3 FY20”). In Q3 FY20, the Company posted (i) total revenue of $8.5M, down 5% from $9.0M in the third quarter last year due to device sales used to establish a large Latin American reseller in 2019; however, monitoring revenue which comprises the substantial majority of total revenue was $8.3M in Q3 FY20, an increase of approximately 5% over the same period last year , (ii) operating income of $1.0M representing an increase of 59% compared to operating income of $0.6M for the quarter ended June 30, 2019 (“Q3 FY19”), (ii) adjusted EBITDA of $2.3M, up 17% compared to $1.9M for Q3 FY19, and (iv) a net income attributable to common shareholders of $0.4M compared to a net loss of $0.1M for the same period last year.

FINANCIAL HIGHLIGHTS

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Total revenue of $8.5M for the Q3 FY20 and $25.0M for the nine months ended June 30, 2020 (“9M FY20”), are down 5% and 1%, respectively, compared to Q3 FY19 and the nine months ended June 30, 2019 (“9M FY19”) due to a decline in device sales. Quarterly monitoring revenue which comprises the substantial majority of total revenue was $8.33M in Q3 FY20, up 5% over Q3 FY19 monitoring revenue of $7.90M. Monitoring revenue for the 9M FY20 was $24.6M, up approximately 3% compared to monitoring revenue of $23.8M for the 9M FY19.

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Quarterly gross profit of $4.6M in Q3 FY20 was down 4% vs. Q3 FY19 gross profit of $4.8M but up 4% over Q2 FY20 gross profit of $4.4M. Gross profit for the 9M FY20 was $13.7 million, or down 1% compared to gross profit of $13.9 million for the 9M FY19.

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Total operating expense for Q3 FY20 of $3.6M is down 13% versus Q3 FY19’s $4.2M of total operating expense. The reduction in quarterly operating expense when combined with Q3 FY20 gross profit of $4.6M led to Q3 FY20 quarterly operating income of $1.0M, which is an improvement of 59% compared to the $0.6M operating profit for Q3 FY19. For the 9M FY20, operating income was $1.6M compared to operating income of $0.3M for the nine-month period in FY19, representing an improvement of over 400%.

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Adjusted EBITDA for the Q3 FY20 finished at $2.3M, up 17%, compared to $1.9M for Q3 FY19. Adjusted EBITDA for the 9M FY20 was $5.7M, up approximately 7% vs $5.3M for the nine-month period in FY19.

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Cash balance of $9.0M for Q3 FY20, up 31% compared to $6.9M for Q3 FY19 and up 17% over the March 31, 2020 cash balance of $7.7M.

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Net income attributable to shareholders in Q3 FY20 was $0.4M compared to a net loss of $0.1M in Q3 FY19, a change principally attributable to the Company’s strong operating performance and exchange rate gains as the US dollar strengthened against the Chilean peso. The net loss attributable to shareholders for the 9M FY20 was $1.5 million compared to a net loss of $2.1 million in the nine-month period in FY19.

BUSINESS OUTLOOK

As of August 6, 2020, the adverse impact by the coronavirus pandemic (COVID-19) on the Company has been significant on the Chile operation and also has caused some delays with both the supply chain and certain requests for proposal administered by potential new clients. In addition, we are operating in a rapidly changing environment so the extent to which the Coronavirus pandemic impacts our business, operations and financial results from this point forward will depend on numerous evolving factors that we cannot accurately predict. Given this uncertainty, the Company has removed specific guidance regarding fiscal 2020 results.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
Assets	2020	2019
Current assets:	(Unaudited)
Cash	$9,030,645	$6,896,711
Accounts receivable, net of allowance for doubtful accounts of $2,617,996 and $2,454,281, respectively	4,811,533	6,763,236
Prepaid expense and deposits	989,094	1,339,465
Inventory, net of reserves of $7,225 and $26,934, respectively	87,322	274,501
Total current assets	14,918,594	15,273,913
Property and equipment, net of accumulated depreciation of $2,399,271 and $2,248,913, respectively	466,892	675,037
Monitoring equipment, net of accumulated amortization of $6,566,293 and $6,322,768, respectively	2,051,128	2,624,900
Intangible assets, net of accumulated amortization of $15,801,787 and $14,157,090, respectively	21,149,358	21,955,679
Goodwill	8,169,117	8,187,911
Deferred tax asset	451,127	540,563
Other assets	545,130	124,187
Total assets	$47,751,346	$49,382,190

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	574,519	2,628,003
Accrued liabilities	14,571,805	13,828,696
Current portion of long-term debt	3,758,031	33,827,689
Total current liabilities	18,904,355	50,284,388
Long-term debt, net of current portion	30,974,813	-
Long-term liabilities	217,324	-
Total liabilities	50,096,492	50,284,388

Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,414,150 and 11,401,650 shares outstanding, respectively	1,141	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,270,242	302,250,556
Accumulated deficit	(303,691,914)	(302,152,292)
Accumulated other comprehensive loss	(924,615)	(1,001,602)
Total equity (deficit)	(2,345,146)	(902,198)
Total liabilities and stockholders’ equity (deficit)	$47,751,346	$49,382,190

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Revenue:
Monitoring and other related services	$8,325,697	$7,904,015	$24,587,212	$23,841,746
Product sales and other	158,213	1,051,449	449,255	1,416,495
Total revenue	8,483,910	8,955,464	25,036,467	25,258,241

Cost of revenue:
Monitoring, products and other related services	3,379,934	3,661,470	9,848,520	9,827,373
Depreciation and amortization	482,797	500,704	1,464,396	1,512,583
Total cost of revenue	3,862,731	4,162,174	11,312,916	11,339,956

Gross profit	4,621,179	4,793,290	13,723,551	13,918,285

Operating expense:
General & administrative	2,329,520	2,725,991	8,064,593	9,464,332
Selling & marketing	487,786	556,122	1,671,767	1,637,026
Research & development	281,820	350,532	901,712	954,276
Depreciation & amortization	505,585	521,013	1,530,811	1,556,378
Total operating expense	3,604,711	4,153,658	12,168,883	13,612,012

Operating income	1,016,468	639,632	1,554,668	306,273

Other income (expense):
Interest expense, net	(622,869)	(597,623)	(1,821,726)	(1,783,210)
Currency exchange rate gain (loss)	535,141	201,972	(655,791)	(134,795)
Other income, net	-	-	(4,347)	143
Total other income (expense)	(87,728)	(395,651)	(2,481,864)	(1,917,862)
Income (loss) before income taxes	928,740	243,981	(927,196)	(1,611,589)
Income tax expense	514,678	313,328	612,426	457,335
Net income (loss) attributable to common shareholders	414,062	(69,347)	(1,539,622)	(2,068,924)
Foreign currency translation adjustments	8,497	15,255	76,987	(144,053)
Comprehensive income (loss)	$422,559	$(54,092)	$(1,462,635)	$(2,212,977)
Net income (loss) per common share, basic and diluted	$0.04	$(0.01)	$(0.14)	$(0.18)
Weighted average common shares outstanding, basic and diluted	11,414,150	11,251,650	11,362,416	11,200,551

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$414	$(69)	$(1,540)	$(2,069)
Interest expense, net	623	597	1,822	1,783
Depreciation and amortization	988	1,022	2,995	3,069
Income taxes (1)	514	313	612	457
Board compensation and stock-based compensation	75	95	245	353
Foreign exchange expense	(535)	(202)	656	135
Other charges, net (2)	196	185	876	1,549
Non-GAAP Adjusted EBITDA	$2,275	$1,941	$5,666	$5,277
Non-GAAP Adjusted EBITDA, percent of revenue	26.8%	21.7%	22.6%	20.9%

Weighted average common shares outstanding	11,414,150	11,251,650	11,362,416	11,200,551
Non-GAAP earnings per share	$0.20	$0.17	$0.50	$0.47

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2) Other charges may include gains or losses and non-recurring accrual adjustments.